Globe Life Inc. Announces Executive Leadership Changes

MCKINNEY, Texas, October 26, 2022 /PRNewswire/ -- Globe Life Inc. (NYSE: GL today announced changes to the Company's executive leadership team. Effective December 31, 2022, Co-Chairmen and Co-Chief Executive Officers Gary L. Coleman and Larry M. Hutchison will step down as Co-Chief Executive Officers. They will continue to serve in an executive capacity as Co-Chairmen of the Board of Directors on and after such date.
The Globe Life Inc. Board of Directors has unanimously appointed J. Matthew Darden, currently Globe Life’s Senior Executive Vice President and Chief Strategy Officer, and Frank M. Svoboda, currently Globe Life’s Senior Executive Vice President and Chief Financial Officer, as Co-Chief Executive Officers, effective January 1, 2023.
Mr. Coleman and Mr. Hutchison said, “It has been a privilege to serve Globe Life and we are extremely proud of the many accomplishments achieved at this great company. We are indebted to the talented employees, agents and agency owners, and the members of the Board of Globe Life and are deeply appreciative of their hard work and dedication.”
Linda Addison, lead independent director, said, “On behalf of the Globe Life Board of Directors, I thank Gary and Larry for their dedicated service and commitment to the Company. As Co-CEOs, Gary and Larry have provided outstanding leadership over the last ten years, helping generate strong growth and shareholder value. They have Globe Life well positioned for future success and will help facilitate a seamless transition of leadership to Matt and Frank. This transition is the culmination of a robust, thoughtful succession planning process that began many years ago.”
Mr. Coleman and Mr. Hutchison continued, “We are confident that Matt and Frank are ideally suited to lead this Company in its next phase of growth and development. Between the two of them, they bring a vast, wide-ranging skill set ideally suited for this role. The Board and we are confident that Matt and Frank’s expertise, combined with their commitment to execute the Company's strategy, will ensure Globe Life’s continued growth and creation of shareholder value. We are committed to working closely with the Board, Matt and Frank, and the rest of Globe Life’s management team, employees, and the agency force to help ensure a smooth transition.”
Mr. Darden and Mr. Svoboda said, “We are honored to have been chosen to lead Globe Life following Gary and Larry’s retirement as Co-CEOs. We look forward to partnering together to build on the solid foundation established by Gary and Larry and their predecessors, and are committed to enhancing value for all of Globe Life's stakeholders. While the Company will evolve and capitalize on future opportunities, we will continue to focus on providing basic protection insurance to the vastly underserved lower middle to middle-income market with a commitment to grow our business and return excess capital to our shareholders. These are the basic tenets of the business model that has served the Company so well in the past and that we fully expect will continue to facilitate success well into the future.”
Globe Life also announced today that Thomas P. Kalmbach, currently Globe Life's Executive Vice President and Chief Actuary, has been appointed Executive Vice President and Chief Financial Officer, effective January 1, 2023, and Dolores L. Skarjune, currently Globe Life’s Senior Vice President of Sales Administration, has been promoted to Executive Vice President effective January 1, 2023.
Mr. Darden and Mr. Svoboda added, “Tom has made significant contributions to the Company during his tenure at Globe Life. He has extensive insurance industry experience, including Chief Actuary and CFO roles. Dolores has provided outstanding leadership in a number of key administrative and sales support roles that have had a significant impact on Globe Life. Our customers and agents will benefit from her extensive sales and operational experience gained at Globe Life and Verizon Wireless. We look forward to working closely with Tom and Dolores in their new positions.”
The Company will discuss these executive leadership changes on its third quarter earnings conference call scheduled for tomorrow, October 27, 2022. Listen to the conference call live over the internet or as a replay at www.GlobeLifeInsurance.com on the Investor Relations page under Conference Calls or by dialing (1-786 697-3501) and referencing the passcode: Globe Life Inc.
About J. Matthew Darden
Mr. Darden, 51, joined Globe Life in 2014 and has served as the Chief Strategy Officer since 2017 and the President of American Income Life since 2018. Matt has 28 years of insurance industry experience in marketing, sales, administration, finance, accounting, information technology, business combinations and capital market transactions including 16 years of public accounting experience. Prior to Globe Life, he was a Partner with Deloitte & Touche LLP. He holds Bachelor of Business Administration and Master of Business Administration degrees from Baylor University.

About Frank M. Svoboda
Mr. Svoboda, 61, joined Globe Life in 2003 and has served as the Chief Financial Officer since 2012 and the President of Globe Life And Accident Insurance Company since 2018. Frank has over 35 years of insurance industry experience in finance, accounting, tax, mergers and acquisitions and capital market transactions including 19 years of public accounting experience. Prior to Globe Life, he was a Partner with KPMG in its Dallas office. He holds Bachelor of Science degrees in Accounting and Finance from Nebraska Wesleyan University.
About Thomas P. Kalmbach
Mr. Kalmbach, 58, has been Globe Life’s Chief Actuary since 2019. Prior to that, he served in a variety of actuarial and financial roles with different insurance companies, including Chief Financial Officer with Liberty Life Insurance of Boston. He holds a Bachelor of Science degree from the University of Massachusetts.

About Dolores L. Skarjune

Ms. Skarjune, 57, joined Globe Life in 2009 and has served as Globe Life’s Senior Vice President of Sales Administration for 10 years. Prior to Globe Life, she spent 16 years with Verizon Wireless with expertise in sales, sales operations and administration. She holds a Bachelor of Science degree from the University of Texas at Dallas.

About Globe Life
Globe Life Inc. is a holding company specializing in life and supplemental health insurance for “middle income” Americans marketed through multiple distribution channels including direct to consumer and exclusive and independent agencies.
CAUTION REGARDING FORWARD-LOOKING STATEMENTS: This press release may contain forward-looking statements within the meaning of the federal securities laws, including statements related to the expected impact of the COVID-19 outbreak on our business operations, financial results and financial condition. These prospective statements reflect management’s current expectations, but are not guarantees of future performance. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable events or developments, which may be national in scope, related to the insurance industry generally, or applicable to the Company specifically. Such events or developments could include, but are not necessarily limited to:
1) Economic and other conditions, including the COVID-19 pandemic and its impact on the U.S. economy, leading to unexpected changes in lapse rates and/or sales of our policies, as well as levels of mortality, morbidity, and utilization of health care services that differ from Globe Life's assumptions;
2) Regulatory developments, including changes in accounting standards or governmental regulations (particularly those impacting taxes and changes to the Federal Medicare program that would affect Medicare Supplement);
3) Market trends in the senior-aged health care industry that provide alternatives to traditional Medicare (such as Health Maintenance Organizations and other managed care or private plans) and that could affect the sales of traditional Medicare Supplement insurance;
4) Interest rate changes that affect product sales and/or investment portfolio yield;
5) General economic, industry sector or individual debt issuers’ financial conditions (including developments and volatility arising from the COVID-19 pandemic, particularly in certain industries that may comprise part of our investment portfolio) that may affect the current market value of securities we own, or that may impair an issuer’s ability to make principal and/or interest payments due on those securities;
6) Changes in pricing competition;
7) Litigation results;
8) Levels of administrative and operational efficiencies that differ from our assumptions (including any reduction in efficiencies resulting from increased costs arising from operating during the COVID-19 pandemic);
9) The ability to obtain timely and appropriate premium rate increases for health insurance policies from our regulators;

10) The customer response to new products and marketing initiatives;
11) Reported amounts in the consolidated financial statements which are based on management estimates and judgments which may differ from the actual amounts ultimately realized;
12) Compromise by a malicious actor or other event that causes a loss of secure data from, or inaccessibility to, our computer and other information technology systems;
13) The severity, magnitude and impact of the COVID-19 pandemic, including effects of the pandemic and the effects of the U.S. government’s and other businesses’ response to the pandemic, on our operations and personnel, and on commercial activity and demand for our products; and
14) Globe Life’s ability to access the commercial paper and debt markets, particularly if such markets become unpredictable or unstable for a certain period as a result of the COVID-19 pandemic.
Readers are also directed to consider other risks and uncertainties described in other documents on file with the Securities and Exchange Commission. Globe Life specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments or otherwise.

For additional information contact:       Mike Majors
EVP – Administration and Investor Relations
              Phone:  972/569-3627
              Fax:  972/569-3282
              investors@globe.life
              investors.globelifeinsurance.com